Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 22, 2024, between Outlook Therapeutics, Inc., a Delaware corporation (the “Company”), and Syntone Ventures, LLC (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the aggregate number of shares of Common Stock (as defined below) and the Warrants (as defined below), in each case, as set forth below the Purchaser’s name on the signature page of this Agreement.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser and the Company are executing and delivering a Registration Rights Agreement (as defined below), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares (as defined below) and Warrant Shares (as defined below) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and certain information and consent rights.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1              Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“2024 Stockholder Meeting” has the meaning ascribed to such term in Section 4.6(b).

“Accountants” has the meaning ascribed to such term in Section 3.1(bb).

“Acquiring Person” has the meaning ascribed to such term in Section 4.5.

“Action” means any action, suit, inquiry, notice of violation, arbitration, complaint, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, with respect to the Purchaser (a) the Company and each of its Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and (b) no portfolio company of a Purchaser or any of its Affiliates shall be deemed an Affiliate of the Purchaser and its other Affiliates so long as such portfolio company has not been directed, encouraged, instructed, assisted or advised by, or coordinated with, the Purchaser or any of its Affiliates in carrying out any act contemplated or prohibited by this Agreement.

“Agreement” has the meaning ascribed to such term in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed.

“Bylaws” means the Company’s Bylaws as amended and restated and as in effect on the date hereof.

“Certificate of Incorporation” means the Company’s certificate of incorporation, as amended and restated and as in effect on the date hereof.

“Charter Amendment” has the meaning ascribed to such term in Section 4.6(b).

“Charter Amendment Proposal” has the meaning ascribed to such term in Section 4.6(b).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the second (2nd) Trading Day following the date on which the Purchaser receives the Requisite Regulatory Approval.

“Code” has the meaning ascribed to such term in Section 3.1(uu).

“Concurrent Private Placement” means the issuance and sale of shares of Common Stock and Warrants in a private placement to institutional and accredited investors concurrently with the transactions contemplated hereby on substantially similar terms.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning ascribed to such term in the preamble.

“Company Counsel” means Cooley LLP, with offices located at 55 Hudson Yards, New York, New York 10001.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of the executive officers of the Company.

“DGCL” has the meaning ascribed to such term in Section 3.1(t).

“Disqualification Event” has the meaning ascribed to such term in Section 3.1(ll).

“DPA” has the meaning ascribed to such term in Section 3.1(ww).

“Entity” has the meaning ascribed to such term in Section 3.1(vv).

“Environmental Laws” has the meaning ascribed to such term in Section 3.1(m).

“ERISA” has the meaning ascribed to such term in Section 3.1(uu).

“Evaluation Date” has the meaning ascribed to such term in Section 3.1(jj).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FDA” has the meaning ascribed to such term in Section 3.1(ee).

“GAAP” has the meaning ascribed to such term in Section 3.1(f).

“GDPR” has the meaning ascribed to such term in Section 3.1(qq).

“Government Official” has the meaning ascribed to such term in Section 3.1(v).

“Hazardous Materials” has the meaning ascribed to such term in Section 3.1(m).

“Health Care Laws” has the meaning ascribed to such term in Section 3.1(ee).

“HIPAA” has the meaning ascribed to such term in Section 3.1(ee).

“Intellectual Property” has the meaning ascribed to such term in Section 3.1(l).

“Issuer Covered Person” has the meaning ascribed to such term in Section 3.1(ll).

“IT Systems” has the meaning ascribed to such term in Section 3.1(pp).

“Legend Removal Date” has the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Market Price” means the lower of (a) the closing price of the Common Stock on the Principal Trading Market as of the Trading Day immediately preceding the closing of the Concurrent Private Placement (the “Pricing Date”) and (b) the volume weighted average share price of the Common Stock on the Principal Trading Market over the last five (5) Trading Days prior to the closing of the Concurrent Private Placement, provided, however, that such price shall in no event be lower than $0.07 per share.

“Material Adverse Effect” has the meaning ascribed to such term in Section 3.1(a).

“Material Permits” has the meaning ascribed to such term in Section 3.1(p).

“Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(rr).

“Nasdaq Proposal” has the meaning ascribed to such term in Section 4.6(b).

“OFAC” has the meaning ascribed to such term in Section 3.1(vv).

“Outside Date” has the meaning ascribed to such term in Section 4.6(b).

“Per Share Purchase Price” means the lower of (a) the Market Price per share at the time of the closing of the Concurrent Private Placement and (b) $0.35 per share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations or other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the closing of the Concurrent Private Placement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” has the meaning ascribed to such term in Section 3.1(pp).

“Policies” has the meaning ascribed to such term in Section 3.1(qq).

“Pre-Pricing Period” has the meaning ascribed to such term in Section 4.7.

“Pricing Date” has the meaning ascribed to such term in the Market Price definition above.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Privacy Laws” has the meaning ascribed to such term in Section 3.1(qq).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Product” has the meaning ascribed to such term in Section 3.1(ee).

“Proposals” has the meaning ascribed to such term in Section 4.6(b).

“Purchaser” has the meaning ascribed to such term in the preamble.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchaser, in the form of Exhibit A attached hereto.

“Registration Statement” or “Registration Statements” means the registration statement(s) meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares and the Warrant Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants ignoring any exercise limits set forth therein and the effect of potential future adjustments to the exercise price.

“Requisite Stockholder Approval” has the meaning ascribed to such term in Section 4.6(b).

“Requisite Regulatory Approval” has the meaning ascribed to such term in Section 2.3(b)(i).

“Reverse Stock Split Proposal” has the meaning ascribed to such term in Section 4.6(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Countries” has the meaning ascribed to such term in Section 3.1(vv).

“Sanctions” has the meaning ascribed to such term in Section 3.1(vv).

“Sarbanes-Oxley Act” has the meaning ascribed to such term in Section 3.1(x).

“SEC Reports” has the meaning ascribed to such term in Section 3.1(f).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” has the meaning ascribed to such term in the preamble.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Standard Settlement Period” has the meaning ascribed to such term in Section 4.1(c).

“Subscription Amount” means the aggregate amount to be paid for the Shares and Warrants purchased hereunder, in United States dollars and in immediately available funds, as set forth below the Purchaser’s name on the signature page of this Agreement.

“Subsidiary” has the meaning ascribed to such term in Section 3.1(ss).

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Warrants” means the warrants to purchase shares of Common Stock delivered to the Purchaser at Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit B attached hereto.

“Warrant Price Per Share” means one hundred ten percent (110%) of the Per Share Purchase Price.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1              Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, up to an aggregate of $5,000,000 of Shares and Warrants. The Company shall deliver to the Purchaser its Shares and Warrants pursuant to Section 2.2(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely by mutual exchange of signature pages by electronic means. The Shares and the Warrants will be issued in a private placement pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

2.2              Deliveries.

(a)               On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)              this Agreement duly executed by the Company;

(ii)             receipt of the Requisite Stockholder Approval;

(iii)            filing and acceptance of the Charter Amendment with the Secretary of State of the State of Delaware;

(iv)           subject to the last sentence of Section 2.1, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver uncertificated book entries representing a number of shares of Common Stock as set forth below the Purchaser’s name on its signature page hereto (and bearing the restrictive securities legend pursuant to Section 4.1) equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price (or as otherwise directed to be registered by the Purchaser);

(v)             a Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock as set forth below the Purchaser’s name on its signature page hereto, with an exercise price equal to the Warrant Price Per Share, subject to adjustment as set forth therein;

(vi)            the Company shall have provided the Purchaser with the Company’s wire instructions on Company letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer, which wire instructions shall include information regarding telephone number and name of the Person at the Company that a Purchaser may contact to confirm such wire instructions;

(vii)          the Registration Rights Agreement duly executed by the Company;

(viii)        a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser, certifying (i) the Certificate of Incorporation, as amended by the Charter Amendment; (ii) the Bylaws; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement; and (iv) the satisfaction of the closing conditions set forth in Section 2.3;

(ix)             a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of the Closing Date, and a certificate evidencing the good standing of the Company in New Jersey issued by the Secretary of State of New Jersey, as of the Closing Date;

(x)              a legal opinion of Company Counsel, in the form and substance reasonably satisfactory to the Purchaser executed by such counsel as of the Closing Date and addressed to the Purchaser; and

(xi)             any other customary documents or certificates reasonably requested by the Purchaser which are reasonably necessary to give effect to the Closing.

(b)               On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)              this Agreement duly executed by the Purchaser;

(ii)             the Subscription Amount for the Purchaser by wire transfer in immediately available funds to the account specified by the Company in the wire instructions referred to above;

(iii)            the Registration Rights Agreement duly executed by the Purchaser; and

(iv)            an Internal Revenue Service Form W-9 (or any successor form or applicable Form W-8 in the case of a Purchaser that is not a U.S. person), duly and validly executed by the Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions).

2.3              Closing Conditions.

(a)               The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)              the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)             all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)            the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)               The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)              the Purchaser shall have received all requisite approvals for its participation in the transactions contemplated by the Transaction Documents from foreign direct investment and currency regulators in China (the “Requisite Regulatory Approval”);

(ii)              the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(iii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date (including, if applicable, pursuant to Section 4.6(c)) shall have been performed;

(iv)            the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v)             there shall have been no Material Adverse Effect since the date hereof; and

(vi)             from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of the Closing Date (except for the representations that speak as of a specific date, which shall be made as of such date) except as otherwise described in the SEC Reports, which qualify these representations and warranties in their entirety:

(a)               Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or, individually or in the aggregate, reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). As of the date hereof, the Company has no Subsidiaries (if the Company has no Subsidiaries at the applicable time, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded).

(b)               Authorization; Enforcement, Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and subject to receipt of the Requisite Stockholder Approval, to issue the Shares and Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Shares and Warrants pursuant to this Agreement, have been duly authorized and no further consent or authorization is required by the Company, the Board of Directors or its stockholders other than the Requisite Stockholder Approval, (iii) this Agreement has been and each of the other Transaction Documents shall be on the Closing Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution and delivery on behalf of the Company shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)               Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s most recent SEC Report, which was the Company’s Annual Report on Form 10-K for the year ended September 30, 2023. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and are non-assessable. None of the issued and outstanding shares of the Company were issued in violation of any preemptive rights. As of the date hereof, and except as provided in any of the Transaction Documents: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement and the registration rights agreement related to the Concurrent Private Placement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Certificate of Incorporation and the Bylaws, and summaries of the terms of all securities convertible into or exercisable for Common Stock which are not otherwise disclosed in the SEC Reports, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not otherwise filed with the SEC Reports.

(d)               Issuance, Sale and Delivery of the Shares and Warrant Shares. Subject to the receipt of the Requisite Stockholder Approval, the Shares are duly authorized and, when issued, delivered and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable and free and clear of all pledges, mortgages, hypothecations, liens, encumbrances, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, and rights of refusal, or similar rights of any kind, except as may be described in the Transaction Documents, and the Shares will be registered pursuant to Section 12 of the Exchange Act. Except for the rights described in the Transaction Documents, no stockholder of the Company has any right to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement. Subject to the receipt of the Requisite Stockholder Approval, the Warrant Shares will be duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances and rights of refusal of any kind, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of the Purchaser in Section 3.2 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

(e)               No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, subject to receipt of the Requisite Stockholder Approval, will not (i) result in a violation of the Certificate of Incorporation or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument that is material to the Company and its Subsidiaries, taken as a whole, and to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Trading Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Trading Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date. The Company has: (i) entered into an amendment of that certain Convertible Promissory Note, entered into as of December 22, 2023 in the principal amount of $31,820,000 providing for an extension of the Maturity Date (as defined therein) to July 1, 2025 or later and (ii) has obtained a waiver of the transactions contemplated herein such that they will not be deemed to constitute a “Restricted Issuance” as defined in that certain Securities Purchase Agreement, dated as of December 22, 2022, by and between the Company and Streeterville Capital, LLC.

(f)                SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents, in all material respects, the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)               Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Reports, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due. No event, liability, fact, circumstance, occurrence or development (including, without limitation, any fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement)) has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its business, properties, operations, assets or financial condition that, but for the passage of time, would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(h)               Absence of Change of Control. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the issuance of the Shares and Warrants on the Closing Date do not and will not result in any fundamental transaction, change of control or similar event, the requirement to make any payment or adjustment or issue any shares of Common Stock or other securities with respect to any fundamental transaction, change of control or similar event, or an event that with the passage of time could result in a fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock), other instrument or under any applicable law and regulations (including the rules of the Principal Trading Market).

(i)                 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company, the Common Stock, the Warrants or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(j)                 Acknowledgment Regarding Purchaser’s Status. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Shares and Warrants. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(k)               No Aggregated Offering. Neither the Company, nor, to the Company’s Knowledge, any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any security or solicited offers to buy any security, under circumstances that would (i) adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares, the Warrants or the Warrant Shares under the Securities Act or (ii) cause this offering of the Shares, Warrants and Warrant Shares to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Trading Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Shares and Warrants hereunder does not contravene the rules and regulations of the Principal Trading Market. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2, the offer and sale of the Shares and Warrants to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act.

(l)                 Intellectual Property. The Company and the Subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries, except for licenses granted in the ordinary course to third parties, or that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s Knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135), or the equivalent in any other jurisdiction, has been commenced against any patent or patent application described in the SEC Reports as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (ii)-(vi) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)             Environmental Laws. The Company and its Subsidiaries (i) are and for the past three (3) years have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, ordinances, codes and rules of common law, any judicial or administrative interpretation thereof, including any judicial decisions or orders, consent decree or judgment relating to pollution, human health or safety (to the extent relating to exposure to Hazardous Materials (as defined below)), the protection, cleanup or restoration of the environment (including ambient air, surface water, groundwater, drinking water supply, land, surface or subsurface strata and natural resources) or wildlife, or greenhouse gasses and climate change, including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have timely applied for or have received and, to the extent received, are and for the past three (3) years (or sine their receipts for permits that have been received within the past three (3) years) have been in compliance with all permits, licenses, authorizations, registrations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received written notice of any administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, investigations, litigation or proceedings against or targeting any of them that relate to any non-compliance with, violation of, or actual or potential liability under any Environmental Law or that otherwise relate to any Hazardous Materials; and (iv) to the Company’s Knowledge, there are not events or circumstances that would reasonably be expected to form the basis of an order or to demand of any of them for the investigation, clean-up or remediation of any disposal or release of Hazardous Materials, or result in an action, suit, demand, demand letter, claim, lien, investigation, litigation or proceeding against or targeting any of them by any private party or governmental authority relating to Hazardous Materials or any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive or non-compliance with required permits, licenses, authorizations, registrations or other approvals, notice, or event or circumstance would not, individually or in the aggregate, a Material Adverse Effect.

(n)               Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them and good and valid title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, free and clear of all mortgages, liens, encumbrances, claims and defects except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise reasonably be expected to have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any governmental authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(o)               Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(p)               Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(q)               Reserved.

(r)                Tax Status. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(s)                Transactions With Affiliates. Except pursuant to the Transaction Documents and the Concurrent Private Placement, to the Company’s Knowledge, none of the officers or directors of the Company, the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act.

(t)                 Application of Takeover Protections. The Company and the Board of Directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination (as defined in the Delaware General Corporation Law (“DGCL”)), poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, including under Section 203 of the DGCL, which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and Warrants and the Purchaser’s ownership of the Shares and Warrants.

(u)               Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or any other agreements to be entered into by the Company and the Purchaser that, in each case, will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated by the Transaction Documents, including the disclosure schedules to this Agreement, if any, is true and correct in all material respects. The Company acknowledges and agrees that Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 3.2 hereof.

(v)               Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any controlled Affiliate, director, officer, employee, agent, representative or other Person acting on behalf of the Company, has taken or will take any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (a “Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws. The Company and its controlled Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Neither the Company nor any Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. Neither the Company nor any Subsidiary has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(w)             DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(x)               Sarbanes-Oxley. The Company, including the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, which are applicable to it as of the date hereof. The principal executive officer and principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(y)               Certain Fees. The Company will use its reasonable best efforts to minimize any brokerage or finder’s fees or commissions that are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(y) that may be due in connection with the transactions contemplated by the Transaction Documents.

(z)               Investment Company. Neither the Company nor any Subsidiary is, and, following the consummation of the transaction contemplated by this Agreement, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(aa)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. The Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. The Company is in compliance with all such listing and maintenance requirements.

(bb)           Accountants. The Company’s accountants (the “Accountants”) are set forth in the SEC Reports and, to the Company’s Knowledge, such Accountants are an independent registered public accounting firm as required by the Securities Act. To the Company’s Knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(cc)            No Market Manipulation. The Company has not, and to the Company’s Knowledge, no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to whether to facilitate the sale or resale of any of the Shares, Warrants or the Warrant Shares or otherwise, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares or Warrants, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in violation of Regulation M promulgated under the Exchange Act.

(dd)           Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(ee)            Consents and Permits. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or any non-U.S. counterpart that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Product”), such Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or its Subsidiaries in material compliance with all applicable Health Care Laws relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Health Care Laws. The Company has not been informed by the FDA or any non-U.S. counterpart that the FDA or any non-U.S. counterpart will prohibit the marketing, sale, license or use in the United States or in any other territory any product proposed to be developed, produced or marketed by the Company or any Subsidiary. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of healthcare information; (iv) Medicare (Title XVIII of the Social Security Act); (v) Medicaid (Title XIX of the Social Security Act); and (vi) any and all other applicable health care laws and regulations.

(ff)              Regulatory Filings. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has failed to file with the applicable governmental authority (including the FDA or any foreign, federal, state or local governmental authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the SEC Reports, all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with all applicable Health Care Laws. To the Company’s Knowledge, no studies, tests or trials not described in the SEC Reports the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the SEC Reports.

(gg)           Clinical Studies. The preclinical studies and tests and clinical trials described in the SEC Reports were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of such studies, tests and trials, and the results thereof, contained in the SEC Reports are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the SEC Reports, the results of which reasonably call into question the results of the tests, studies and trials described in the SEC Reports; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local governmental authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(hh)           No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any Shares or Warrants, and neither the Company nor any person acting on its behalf offered any of the Shares or Warrants in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(ii)              Private Placement. Assuming the accuracy of each of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares and Warrants by the Company to the Purchaser as contemplated hereby.

(jj)              Accounting Controls and Disclosure Controls and Procedures. The Company and each of its Subsidiaries taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in the Exchange Act Regulations Rules 13a 15 and 15d 15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls.

(kk)           Registration Rights. Other than the Purchaser pursuant to the Registration Rights Agreement and the purchasers in the Concurrent Private Placement pursuant to the related registration rights agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(ll)              No Disqualification Events. With respect to the Shares and Warrants to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(mm)         Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares or Warrants.

(nn)           Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(oo)           Reserved.

(pp)           Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the Company’s Knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information, including Personal Data, and the integrity, availability, and security of all IT Systems used in connection with their businesses. “Personal Data” means any information in the Company or its Subsidiaries’ possession, custody, or control that constitutes “personally identifying information,” “personal data,” “personal information,” or similar term as defined by applicable Privacy Laws. Except as disclosed in the SEC Reports, there have been no material breaches, violations, outages or unauthorized uses of or accesses to IT Systems or Personal Data, except for those that have been remedied without material cost or liability to the Company or its Subsidiaries or the duty to notify any other Person. The Company and its Subsidiaries are presently in material compliance with all applicable binding judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and, to the Company’s Knowledge, contractual obligations governing the privacy and security of IT Systems and Personal Data.

(qq)           Compliance with Data Privacy Laws. The Company and its Subsidiaries are in material compliance with all applicable state, federal, and European Union data privacy and security laws and regulations, including to the extent applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). The Company and its Subsidiaries have in place, and to the Company’s Knowledge, materially comply with, their internal policies and procedures governing data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have, to the Company’s Knowledge, made all disclosures to users or customers required by applicable Privacy Laws, and none of such disclosures have, to the Company’s Knowledge, been inaccurate or in violation of any applicable Privacy Laws in any material respect. Neither the Company nor any Subsidiary: (i) has received written notice from a governmental or regulatory authority of any claims, investigations, inquiries or alleged violations of applicable Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; or (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any applicable Privacy Law.

(rr)              Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened in writing.

(ss)             Subsidiaries. All significant subsidiaries (collectively, the “Subsidiaries”), (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) are listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2023. The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(tt)              Labor Disputes and Matters. Neither the Company or any of its Subsidiaries employs any person represented by a union or collective bargaining unit. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Company’s Knowledge, is threatened which would reasonably be expected to have a Material Adverse Effect.

(uu)           ERISA. To the Company’s Knowledge, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. Each of the material employee benefit plans of the Company complies in all material respects with applicable law.

(vv)           Sanctions. (i) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, any director, officer, or employee, or to the Company’s Knowledge, any agent, affiliate or representative acting on behalf of the Entity, is a government, individual, or entity (in this Section, “Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Foreign Sanctions Evaders List or other similar applicable legislation or rules (as amended, collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria, the Crimea Region of the Ukraine and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (the “Sanctioned Countries”).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions prohibiting such funding or facilitation or is a Sanctioned Country; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that for the past 5 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions prohibiting such dealings or transactions or is or was a Sanctioned Country.

(ww)       CFIUS. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

(xx)           No Additional Representations. The Company acknowledges that the Purchaser makes no representation or warranty as to any other matter whatsoever except as expressly set forth in Section 3.2 hereof or in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.2 or in any certificate delivered by the Purchaser pursuant to this Agreement. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.2 or in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no Person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.2 of this Agreement or in any certificate delivered by the Purchaser pursuant to this Agreement.

3.2              Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)               Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)               No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, the other Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation by the Purchaser of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.

(c)               Understandings or Arrangements. The Purchaser is acquiring the Securities, and upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants, as principal for its own account, for investment purposes only, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement(s) or otherwise in compliance with applicable federal and state securities laws).

(d)               Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer. The Purchaser is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

(e)               Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(f)                General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement. The Purchaser represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act. The Purchaser also represents that the Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative of the Company) with which the Purchaser had a substantial pre-existing relationship.

(g)               Beneficial Ownership. Except with respect to any stockholder that owns in excess of 19.999% of the outstanding shares of common stock on the date hereof, the purchase by the Purchaser of the Securities issuable to it at the Closing will not result in the Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that each Closing shall have occurred.

(h)               Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company, its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(i)                 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated hereby and thereby).

(j)                 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(k)               No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)                 Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(m)             Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Purchaser’s name on its signature page hereto.

(n)               Foreign Purchasers. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code): (i) the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction by the Purchaser in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (A) the legal requirements within its jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase or acquisition, (C) any government or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities; and (ii) the Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1              Transfer Restrictions.

(a)               The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Other than a transfer pursuant to an effective registration statement or Rule 144, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

(b)               The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS [EXERCISABLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTION SET FORTH HEREIN AND IN THE SECURITIES PURCHASE AGREEMENT, DATED JANUARY 22, 2024. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)               Certificates evidencing the Shares and the Warrant Shares shall not be required to contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while the Shares and Warrant Shares are eligible to be sold or transferred or are sold or transferred pursuant to an effective registration statement (including the Registration Statement) covering the resale of such security under the Securities Act, (ii) while such Shares or Warrant Shares are eligible for sale or transfer under Rule 144 or are sold or transferred pursuant to Rule 144 or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the applicable Purchaser within two (2) Business Days if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively, subject to the receipt of a duly executed certificate of representations of the Purchaser, in form and substance reasonably satisfactory to the Company’s counsel. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement pursuant to which the applicable Warrant Shares are eligible for transfer or resale, or if such Warrant Shares are eligible to be transferred or sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Shares or Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), together with such other letters of representation as the Company may reasonably request, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Shares or Warrant Shares, as applicable, subject to legend removal hereunder shall be transmitted by the Transfer Agent to the applicable Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. The Company shall be responsible for the fees and expenses of its transfer agent, its legal counsel, and DTC fees required in connection with the delivery of unlegended shares in accordance with the foregoing. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares or Warrant Shares, as applicable, issued with a restrictive legend.

(d)               The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2              Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares and Warrant Shares, as applicable, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares or Warrant Shares, as applicable, pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the applicable Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3              Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4              Securities Laws Disclosure; Publicity. The Company shall (a) at or around 8:00 a.m. New York City time on January 23, 2024, issue a press release disclosing all material terms of the transactions contemplated hereby; and (b) within the time required by the Exchange Act, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto. From and after the issuance of the press release provided in clause (a), Purchaser and Purchaser’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company, any subsidiary or any of their respective representatives, affiliates, officers, directors, or employees or agents, unless the Purchaser has consented in writing to the receipt of material, non-public information and have a written agreement with the Company to keep such information confidential.

4.5              Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6              Reservation and Listing of Securities; Requisite Stockholder Approval.

(a)               The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, including without limitation the exercise of the Warrants, following the receipt of the Requisite Stockholder Approval.

(b)               The Company shall take all action necessary under applicable law to submit to its stockholders, in connection with its 2024 annual meeting of stockholders (the “2024 Stockholder Meeting”): (i) a proposal to amend the Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum (the “Charter Amendment Proposal”), (ii) a proposal to authorize the Board of Directors to implement a reverse stock split of the Common Stock (the “Reverse Stock Split”) within a range of between 1-for-10 to 1-for-25 (the “Reverse Stock Split Proposal”), (iii) a proposal to approve the issuance of the Securities under relevant Nasdaq rules (the “Nasdaq Proposal,” and together with the Reverse Stock Split Proposal and the Charter Amendment Proposal, the “Proposals”). The Company shall take reasonable measures to ensure that all proxies solicited in connection with the 2024 Stockholder Meeting are solicited in compliance with applicable law. Notwithstanding anything to the contrary contained herein, if on the date of the 2024 Stockholder Meeting, or a date preceding the date on which the 2024 Stockholder Meeting is scheduled, the Company reasonably believes that (a) it will not receive proxies sufficient to obtain the approval of the holders of Common Stock for the Proposals (the “Requisite Stockholder Approval”), whether or not a quorum would be present or (b) it will not have sufficient shares of Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the 2024 Stockholder Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the 2024 Stockholder Meeting as long as the date of the 2024 Stockholder Meeting occurs on or before April 15, 2024 (the “Outside Date”). The Company agrees that, subject to the Board of Directors’ compliance with its fiduciary duties under applicable law, (a) the Board of Directors shall recommend that the holders of Common Stock vote to approve the Proposals and shall use commercially reasonable efforts to solicit such approval within the time frame set forth in this Section 4.6 and (b) the definitive proxy statement relating to the 2024 Stockholder Meeting shall include a statement to the effect that the Board of Directors recommends that the Company’s stockholders vote to approve the Proposals. Concurrent with the entry into this Agreement, the Company shall have entered into Voting and Support Agreements in the form attached hereto as Exhibit C with all members of the Board of Directors, as well as any investment companies that such members of the Board represent that hold shares in the Company, providing for their commitment to vote affirmatively on the Proposals with all of the voting power associated with the shares of Common Stock beneficially held by such Persons. Subject to receipt of the requisite stockholder approval of the Reverse Stock Split Proposal, the Company shall implement the Reverse Split Stock Split within five (5) Trading Days following the 2024 Stockholder Meeting.

(c)               The Company shall: (i) in the time and manner required by the Principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) use its commercially reasonable efforts to take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through DTC or another established clearing corporation, including, without limitation, by timely payment of fees to DTC or such other established clearing corporation in connection with such electronic transfer.

(d)               So long as the Purchaser holds any securities of the Company contemplated by this Agreement, the Company shall make all filings with the Commission required under the Exchange Act in the time and manner required by the Commission.

4.7              Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the date and such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4. The Purchaser further covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of any of the Company’s securities during the period that commences on the fourteenth (14th) calendar day preceding the date of the 2024 Stockholder Meeting and ends on the Pricing Date (the “Pre-Pricing Period”). The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4.4, the Purchaser will maintain the confidentiality of the existence and terms of the transactions contemplated hereby. The Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4 (provided that the Purchaser agrees to the restrictions on Short Sales during the Pre-Pricing Period described above), (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.4 (provided that the Purchaser agrees to the restrictions on trading during the Pre-Pricing Period described above) and (iii) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the date and time of the filing of the Form 8-K as described in Section 4.4 (provided that the Purchaser agrees to the restrictions on trading during the Pre-Pricing Period described above). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. For the avoidance of doubt, this Section 4.7 does not supersede or replace any confidentiality obligations that the Purchaser may have to the Company pursuant to any prior confidentiality agreement entered between the Purchaser and the Company and such confidentiality agreement remains in effect in accordance with its terms.

4.8              Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchaser in order to exercise the Warrants. Without limiting the preceding sentence, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants. The Company shall honor exercise of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.9              Limitations on Offerings. Prior to the Closing Date, the Company will not offer or sell any Common Stock or Common Stock Equivalents, or engage in any discussions or negotiations with any third parties regarding any such transactions, other than: (a) the issuance of Common Stock or Common Stock Equivalents in the Concurrent Private Placement, (b) the issuance of Common Stock or Common Stock Equivalents to employees, officers, directors, consultants or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, or (c) the issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

ARTICLE V

MISCELLANEOUS

5.1              Termination. This Agreement will automatically terminate upon the day immediately following the Outside Date, in the event that the Requisite Stockholder Approval is not received by the Company on or prior to the Outside Date. In addition, this Agreement may be terminated by the Company or the Purchaser with respect to itself if the Closing has not been consummated on or before the fifteenth (15th) Trading Day following receipt of the Requisite Regulatory Approval; provided, however, that (A) no such termination will (i) affect the right of any party to sue for any breach by any other party (or parties), (ii) relieve any party from liability for any willful misconduct or breach of this Agreement, fraud or knowing misrepresentation or omission, and (B) the provisions of this Section 5.1 (termination) and Section 5.2 (fees and expenses) shall remain in full force and effect and survive any termination of this Agreement. In the event of termination: (i) if applicable, the Company shall promptly return the Purchaser’s Subscription Amount to each respective Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by the Purchaser, and any book entries for the Shares and Warrants shall be deemed cancelled, and (ii) the Company shall reimburse the Purchaser for its reasonable and documented fees and expenses of legal counsel incurred in connection with the transactions contemplated herein (net of any prior reimbursement under Section 5.2), provided that such amount shall not exceed $5,000.

5.2              Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary (including Section 5.1), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the previous sentence, the Company shall pay all reasonable and documented fees and expenses incurred in connection with the Transaction Documents, including any Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser, if applicable), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3              Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5              Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and any subsequent holder of Securities and the Company.

5.6              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided, that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9              Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (unless stated to the otherwise in such Transaction Document) (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10          Survival and Indemnification.

(a)        Subject to the applicable statute of limitations, the representations and warranties contained herein hereto shall survive the Closing and the delivery of the Securities.

(b)       The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses, joint or several, (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(c)       Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.11          Execution. This Agreement may be executed in counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14          Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16          Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17          Reserved.

5.18          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OUTLOOK THERAPEUTICS, INC.		Address for Notice: Outlook Therapeutics, Inc. 485 Route 1 South Building F, Suite 320 Iselin, New Jersey 08830
Email:
By:	/s/ Lawrence Kenyon
Name: Lawrence Kenyon
Title: Chief Financial Officer

With a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Yvan-Claude Pierre

Email: ypierre@cooley.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

/s/ Zongmei Zheng

By: __Syntone Ventures, LLC___

Its: ________________________

Name of Authorized Signatory: ___Zongmei Zheng____

Title of Authorized Signatory: ____Executive Chairman___

Email Address of Authorized Signatory: ______________________

Address for Notice to Purchaser: ________________________

-____________________

-____________________

With a copy to (which shall not constitute notice):

Shearman & Sterling LLP

800 Capitol Street, Suite 2200

Houston, Texas 77002

Attention: Taylor Landry

Email: Taylor.Landry@Shearman.com

The Purchaser’s investment decision was made by an investment committee of individuals who reside in various states, including:
Aggregate Subscription Amount:
Shares of Common Stock:
Warrant Shares:	□ 4.99% or □ 9.99% or □19.99% or □ N/A
Purchase Price of Common Stock and Warrants:

Delivery Instructions, if different from above:

c/o:

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to the Securities Purchase Agreement]

EXHIBIT A

Registration Rights Agreement

[Filed separately.]

EXHIBIT B

Form of Warrant

[Filed separately.]

EXHIBIT C

Form of Support Agreement

[Filed separately.]